                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement    [ ]  Confidential, for Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                             Amkor Technology, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

        ------------------------------------------------------------------------

     (2)  Form, schedule or registration statement no.:

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     (3)  Filing party:

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     (4)  Date filed:

        ------------------------------------------------------------------------

                                  [Amkor Logo]

                             1345 ENTERPRISE DRIVE
                        WEST CHESTER, PENNSYLVANIA 19380

May 18, 2001
To our Stockholders:

     You are cordially invited to attend the Annual Meeting of Stockholders of Amkor Technology, Inc. The Annual Meeting will be held on Monday, June 25, 2001 at 11:00 a.m., at The Desmond Hotel and Conference Center, located at One Liberty Boulevard (at the intersection of Route 202 and Route 29 North), Malvern, Pennsylvania 19355, telephone number (610) 296-9800.

     The actions expected to be taken at the Annual Meeting are described in detail in the attached Proxy Statement and Notice of Annual Meeting of Stockholders.

     We also encourage you to read the Annual Report. It includes information about our company, as well as our audited financial statements. A copy of our Annual Report was previously sent to you or is included with this Proxy Statement.

     Please use this opportunity to take part in the affairs of Amkor by voting on the business to come before this meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. Returning the proxy does NOT deprive you of your right to attend the meeting and to vote your shares in person for the matters acted upon at the meeting.

     We look forward to seeing you at the annual meeting.

                                          Sincerely,

                                          /s/ JAMES J. KIM
                                          James J. Kim
                                          Chairman of the Board and
                                          Chief Executive Officer

                             AMKOR TECHNOLOGY, INC.
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 25, 2001

Dear Amkor Stockholder:

     On Monday, June 25, 2001, Amkor Technology, Inc., a Delaware corporation, will hold its 2001 Annual Meeting of Stockholders at The Desmond Hotel and Conference Center, located at One Liberty Boulevard (at the intersection of Route 202 and Route 29 North), Malvern, Pennsylvania 19355, telephone number
(610) 296-9800. The meeting will begin at 11:00 a.m.

     Only stockholders who held stock at the close of business on May 1, 2001 can vote at this meeting or any adjournments that may take place. At the meeting we will:

     1. Elect the Board of Directors.

     2. Approve the appointment of our independent auditors for 2001.

     3. Attend to other business properly presented at the meeting.

      YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE TWO
                  PROPOSALS OUTLINED IN THIS PROXY STATEMENT.

     At the meeting we will also report on Amkor's business results and other matters of interest to stockholders of Amkor.

     The approximate date of mailing for this proxy statement and card is May 18, 2001.

                                          THE BOARD OF DIRECTORS
May 18, 2001
West Chester, Pennsylvania

                             YOUR VOTE IS IMPORTANT

TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                             AMKOR TECHNOLOGY, INC.
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

     This proxy statement is furnished in connection with the solicitation by the Board of Directors of Amkor Technology, Inc. of proxies to be voted at the Annual Meeting of Stockholders to be held on Monday, June 25, 2001, at 11:00 a.m., and at any adjournment that may take place.

     The Annual Meeting will be held at The Desmond Hotel and Conference Center, located at One Liberty Boulevard (at the intersection of Route 202 and Route 29 North), Malvern, Pennsylvania 19355, telephone number (610) 296-9800. Our principal executive offices are located at 1345 Enterprise Drive, West Chester, Pennsylvania 19380. Our telephone number is (610) 431-9600.

     We mailed these proxy materials on or about May 18, 2001 to stockholders of record who held our common stock on May 1, 2001.

     The following is important information in a question-and-answer format regarding the Annual Meeting and this Proxy Statement.

     Q: WHAT MAY I VOTE ON?

     A: (1) The election of seven nominees to serve on our Board of Directors;
        AND

        (2) The approval of the appointment of PricewaterhouseCoopers LLP as our independent auditors for 2001.

     Q: HOW DOES THE BOARD RECOMMEND I VOTE ON THE PROPOSALS?

     A: The Board recommends a vote FOR each of the nominees and FOR the appointment of PricewaterhouseCoopers LLP as independent auditors for 2001.

     Q: WHO IS ENTITLED TO VOTE?

     A: Stockholders as of the close of business on May 1, 2001 (the "Record Date") are entitled to vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of common stock held on the Record Date. As of the Record Date, 152,245,084 shares of the Company's common stock were issued and outstanding, held by 242 holders of record (including shares held in "street name").

     Q: HOW DO I VOTE?

     A: You may vote in person at the Annual Meeting or by signing and dating each proxy card you receive and returning it in the prepaid envelope.

     Q: HOW CAN I CHANGE MY VOTE OR REVOKE MY PROXY?

     A: You have the right to revoke your proxy and change your vote at any time before the meeting by notifying the Company's Secretary, Kevin Heron, or by returning a later-dated proxy card. You may also revoke your proxy and change your vote (i) by voting in person at the meeting or (ii) by mailing a written notice of revocation or subsequent proxy to the attention of the Company's Secretary.

     Q: WHAT DOES IT MEAN IF I GET MORE THAN ONE PROXY CARD?

     A: It means you hold shares registered in more than one account. Sign and return all proxies to ensure that all your shares are voted.

     Q: WHO WILL COUNT THE VOTE?

     A: Representatives of the Company's transfer agent, will count the votes and act as the inspector of elections. The Company believes that the procedures to be used by the Inspector to count the votes are consistent with Delaware law concerning voting of shares and determination of a quorum.

     Q: WHAT IS A "QUORUM"?

     A: A "quorum" is a majority of the outstanding shares. They may be present at the meeting or represented by proxy. There must be a quorum for the meeting to be held and action, to be validly taken. If you submit a properly executed proxy card, even if you abstain from voting, then you will be considered part of the quorum. Abstentions are not counted in the tally of votes FOR or AGAINST a proposal. A withheld vote is the same as an abstention. If a broker indicates on a proxy that it does not have discretionary authority as to certain shares to vote on a particular matter (broker non-votes), those shares will not be counted as present or represented for purposes of determining whether stockholder approval of that matter has been obtained but will be counted for purposes of establishing a quorum.

     Q: WHO CAN ATTEND THE ANNUAL MEETING?

     A: All stockholders as of the Record Date can attend. If your shares are held in the name of a broker or other nominee, please bring proof of share ownership with you to the Annual Meeting. A copy of your brokerage account statement or an omnibus proxy (which you can get from your broker) will serve as proof of share ownership.

     Q: HOW WILL VOTING ON ANY OTHER BUSINESS BE CONDUCTED?

     A: Although we do not know of any business to be considered at the 2001
        Annual Meeting other than the proposals described in this proxy statement, if any other business is properly presented at the Annual Meeting, your signed proxy card gives authority to James J. Kim, Amkor's Chief Executive Officer, and Kenneth T. Joyce, Amkor's Chief Financial Officer, to vote on such matters at their discretion.

     Q: HOW AND WHEN MAY PROPOSALS BE SUBMITTED FOR THE 2001 ANNUAL MEETING?

     A: To have your proposal included in the Company's proxy statement for the 2001 Annual Meeting, you must have submitted your proposal in writing by February 13, 2001, to the Company's Secretary, c/o Amkor Technology, Inc., 1345 Enterprise Drive, West Chester, Pennsylvania 19380.

        If you submit a proposal for the 2001 Annual Meeting after February 13, 2001, the proxy for the 2001 Annual Meeting may confer upon management discretionary authority to vote on your proposal.

        You should also be aware of certain other requirements you must meet to have your proposal brought before the 2001 Annual Meeting, and these requirements are explained in Rule 14a-8 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934.

                           PROPOSALS YOU MAY VOTE ON

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

     The Company has nominated seven (7) candidates for election to the Board of Directors this year. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the election of the seven nominees named below, each of whom is presently a director. Each nominee has consented to be named a nominee in this proxy statement and to continue to serve as a director if elected. Should any nominee become unable or decline to serve as a director or should additional persons be nominated at the meeting, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many nominees as possible (or, if new nominees have been designated by the Board, in such manner as to elect such nominees) and the specific nominees to be voted for will be determined by the proxy holders. All directors are elected annually and serve a one-year term until our next annual meeting. We expect that each nominee will be able to serve as a director.

REQUIRED VOTE

     Directors are elected by a plurality of votes cast. Votes withheld and broker non-votes are not counted toward the total votes cast in favor of a nominee.

                YOUR BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE
               ELECTION OF EACH OF THE NOMINATED DIRECTORS BELOW.

NOMINEES FOR THE BOARD OF DIRECTORS

     The following table sets forth the names and the ages as of May 1, 2001 of our incumbent directors who are being nominated for re-election to the Board:

NAME                               AGE                        POSITION
----                               ---                        --------
James J. Kim.....................  65   Chief Executive Officer and Chairman
John N. Boruch...................  59   Director, President and Chief Operating Officer
Winston J. Churchill(1)..........  60   Director
Thomas D. George(1)..............  61   Director
Gregory K. Hinckley(2)...........  54   Director
Juergen Knorr....................  68   Director
John B. Neff(2)..................  69   Director

---------------
(1) Member of Compensation Committee.

(2) Member of Audit Committee.

     JAMES J. KIM. James J. Kim, 65, has served as our Chief Executive Officer and Chairman since September 1997. Mr. Kim founded our predecessor in 1968 and served as its Chairman from 1970 to April 1998. He also serves as the Chairman of Anam Semiconductor, Inc. and The Electronics Boutique Holdings Corp., an electronics retail chain. Mr. Kim currently serves as a director of Mattson Technology, Inc.

     JOHN N. BORUCH. John N. Boruch, 59, has served as our President and a director since September 1997 and our Chief Operating Officer since February 1999. Mr. Boruch has served as President of Amkor

Electronics, Inc., our predecessor, from February 1992 through April 1998. From 1991 to 1992, he served as our predecessor's Corporate Vice President in charge of Sales. Mr. Boruch joined us in 1984. Prior to this he was with Motorola for 18 years. Mr. Boruch earned a B.A. in Economics from Cornell University.

     WINSTON J. CHURCHILL. Winston J. Churchill, 60, has been a director of our company since July 1998. Mr. Churchill is a managing general partner of SCP Private Equity Partners, L.P., a private equity fund sponsored by Safeguard Scientifics, Inc. He is also chairman of Churchill Investment Partners, Inc. and CIP Capital Management, Inc. From 1984 to 1989, Mr. Churchill was a general partner and a managing partner of a private investment firm. From 1967 to 1983, he practiced law at the Philadelphia law firm of Saul, Ewing, Remick & Saul where he served as Chairman of the Banking and Financial Institutions Department, Chairman of the Finance Committee and a member of the Executive Committee. Mr. Churchill is chairman of the board of Central Sprinkler Corporation and a member of the board of Griffin Land & Nurseries, Inc. From 1989 to 1993, he served as Chairman of the Finance Committee of the Pennsylvania Public School Employees' Retirement System. Mr. Churchill is also a member of the Executive Committee of the Council of Institutional Investors.

     THOMAS D. GEORGE. Thomas D. George, 61, has been a director of our company since November 1997. Mr. George was Executive Vice President, and President and General Manager, Semiconductor Products Sector ("SPS") of Motorola, Inc., from April 1993 to May 1997. Prior to that, he held several positions with Motorola, Inc., including Executive Vice President and Assistant General Manager, SPS, from November 1992 to April 1993 and Senior Vice President and Assistant General Manager, SPS, from July 1986 to November 1992. Mr. George is currently retired, and is a director of Ultratech Stepper.

     GREGORY K. HINCKLEY. Gregory K. Hinckley, 54, has been a director of our company since November 1997. Mr. Hinckley has served as Director, President and Chief Operating Officer of Mentor Graphics Corporation, an electronics design automation software company, since November 2000. From January 1997 until November 2000, he held the position of Executive Vice President, Chief Operating Officer and Chief Financial Officer of Mentor Graphics Corporation. From November 1995 until January 1997, he held the position of Senior Vice President with VLSI Technology, Inc., a manufacturer of complex integrated circuits. From August 1992 until December 1996, Mr. Hinckley held the position of Vice President, Finance and Chief Financial Officer with VLSI Technology, Inc.

     JUERGEN KNORR. Juergen Knorr, 68, has been a director of our company since February 2001. Dr. Knorr is the former CEO and Group President of Siemens Semiconductor Group, and a former Member of the Executive Board of Siemens AG. Following his retirement from Siemens in 1996, Dr. Knorr has taken an active role in advancing the European semiconductor industry as a member of the Joint European Submicron Silicon Initiative, as past president of the European Electronics Components Manufacturer Association, and as president and chairman of Micro Electronics Development for European Applications (MEDEA).

     JOHN B. NEFF. John B. Neff, 69, has been a director of our company since January 1999. Mr. Neff was portfolio manager for Windsor Fund and Gemini II mutual fund from 1964 until his retirement in 1995. He was also Senior Vice President and Managing Partner of Wellington Management, one of the largest investment management firms in the United States. From 1996 to 1998, Mr. Neff was a director with Chrysler Corporation. He is a member of the board of directors of Crown, Cork and Seal Corp. and on the executive board of directors of Invemed Catalyst Fund, LLP.

                             DIRECTOR COMPENSATION

     We do not compensate directors who are also employees or officers of our company for their services as directors. Non-employee directors, however, are eligible to receive: (1) an annual retainer of $15,000, (2) $1,000 per meeting of the Board of Directors that they attend, (3) $1,000 per meeting of a committee of the Board of Directors that they attend and (4) $500 per non-regularly scheduled telephonic meeting of the Board of Directors in which they participate. We also reimburse non-employee directors for travel and related expenses incurred by them in attending board and committee meetings.

     1998 DIRECTOR OPTION PLAN: Our Board of Directors adopted the 1998 Director Option Plan (the "Director Plan") in January 1998. Our stockholders subsequently approved the Director Plan in April 1998. The Director Plan became effective immediately prior to our initial public offering on April 30, 1998.

     Under the Director Plan, (1) each non-employee director who was a non-employee director on the date of our initial public offering received an initial grant of options to purchase 15,000 shares of our common stock, (2) each individual who became a non-employee director after our initial public offering received an initial grant of options to purchase 15,000 shares of our common stock on the date that he or she became a non-employee director and (3) each individual who becomes a non-employee director after April 30, 1998 will receive an initial grant of options to purchase 15,000 shares of our common stock on the date that he or she becomes a non-employee director. In addition to this initial grant, we will subsequently grant each non-employee director who has served on the Board of Directors for at least six months an option to purchase 5,000 shares of our common stock each time he or she is re-elected to serve as a director of our company by our stockholders. The option grants under the Director Plan are automatic and nondiscretionary.

     We reserved a total of 300,000 shares of our common stock for issuance under the Director Plan. The exercise price of the initial grant of 15,000 options to our non-employee directors who were serving as directors on the date of our initial public offering was 94% of the $11.00 price per share of the shares of our common stock sold in our initial public offering. The exercise price of each option under the Director Plan issued after our initial public offering was, and will continue to be, 100% of the fair market value of our common stock on the grant date. The term of each option issued under the Director Plan is ten years.

     Each option granted to a non-employee director vests as to 33 1/3% of the optioned stock one year after the date of grant and as to an additional 33 1/3% of the optioned stock on each anniversary of the date of grant, provided that the optionee continues to serve as a non-employee director. Therefore, three years after the grant of an option, a non-employee director may exercise 100% of the stock optioned under that option grant.

     If all or substantially all of our assets are sold to another entity or we merge with or into another corporation, that acquiring entity or corporation may either assume all outstanding options under the Director Plan or may substitute equivalent options. Following an assumption or substitutes, if the director is terminated other than upon a voluntary resignation, any assumed or substituted options will vest and become exercisable in full. If the acquiring entity does not either assume all of the outstanding options under the Director Plan or substitute an equivalent option, each option issued under the Director Plan will immediately vest and become exercisable in full. The Director Plan will terminate in January 2008 unless sooner terminated by the Board of Directors.

                         BOARD MEETINGS AND COMMITTEES

     The Company's Board meets approximately four times a year in regularly scheduled meetings, but will meet more often if necessary. The Board held four meetings and acted by unanimous written consent on four occasions during 2000 and all of the directors attended all of the Board meetings and Committee meetings of which they were members.

     The full Board considers all major decisions of the Company. However, the Board has established the following two standing committees, each of which is chaired by an outside director:

COMPENSATION COMMITTEE

     The Compensation Committee is presently comprised of Messrs. George and Churchill. The Compensation Committee: (1) reviews and approves annual salaries, bonuses, and grants of stock options pursuant to our 1998 Stock Plan and (2) reviews and approves the terms and conditions of all employee benefit plans or changes to these plans. During 2000, the Compensation Committee met three times apart from regular meetings with the entire Board.

AUDIT COMMITTEE

     The Audit Committee is comprised of Messrs. Hinckley and Neff both of whom meet the independence and experience requirements as defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. Prior to June 2001 a third member will be named to the Audit Committee. The Audit
Committee: (1) recommends to the Board of Directors the annual appointment of our independent auditors, (2) discusses and reviews in advance the scope and the fees of the annual audit, (3) reviews the results of the audit with the independent auditors and discusses the foregoing with the company's management,
(4) reviews and approves non-audit services of the independent auditors, (5) reviews compliance with our existing major accounting and financial reporting policies, (6) reviews the adequacy of our financial organization, (7) reviews the activities, organizational structure and qualifications of the company's internal audit function (8) reviews management's procedures and policies relating to the adequacy of our internal accounting controls and compliance with applicable laws relating to accounting practices and (9) reviews and discusses with our independent auditors their independence. The Audit Committee met contemporaneous with the regular meetings of the Board during 2000. In connection with the execution of the responsibilities of the Audit Committee including the review of the company's quarterly earnings prior to the public release of the information, the Audit Committee members communicated throughout 2000 with the company's management and independent auditors.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee, (the "Committee"), of the Company's Board of Directors currently consists of Mr. Winston Churchill (Chairman), and Mr. Thomas George. Both members were designated by the Board on November 10, 1998. No member of the committee during 1999 was an employee of the Company or any of its subsidiaries. Each member meets the definition of "non employee director" under Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and is an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, (the "Code").

     The Committee has overall responsibility for the Company's executive compensation policies and practices. The Committee's functions include:

     - Determining the compensation of the Chief Executive Officer of the Company.

     - Reviewing and approving all other executive officers' compensation, including salary and payments under the executive bonus plan, in each case based in part upon the recommendation of the Chief Executive Officer of the Company.

     - Granting awards to executive officers under the Company's stock option incentive plans.

     - Reviewing and making recommendations to the Board of Directors regarding compensation goals and guidelines for the Company's employees and criteria by which bonuses to the Company's employees are determined.

     - Administering the Company's 1998 Stock Plan, and the Employee Stock Purchase Plan.

  Compensation Philosophy

     The Company's compensation philosophy is to attract and retain top talent within the packaging and wafer fabrication industries through a multifaceted compensation approach. This includes aligning base pay with companies with whom the Company competes with for top talent. These companies are within both the semiconductor and printed circuit board manufacturing sectors. The Company's approach to total cash compensation is that it should vary with the performance of the Company in obtaining the financial and operational objectives of the Company. The Company has an incentive program for all employees which is proportional to company profitability. In addition, the Company has an executive bonus program that is based on annual operational performance.

  Salaries

     It is the Committee's objective to establish base salaries at levels that are comparable to those paid to executives with comparable qualifications, experience and responsibilities at other companies in the electronics industry, including semiconductor and printed circuit board companies. The Committee believes that it is necessary to attract and retain the leaders in the packaging industry, as the company competes with these companies for executive talent. At the end of the fiscal year, each executive officer is reviewed by Mr. Kim. The review of executive officers for performance related to their specific function within the organization and results achieved by them relative to key performance factors. The Committee reviewed independently these recommendations and approved, with any modifications that it deemed appropriate, the annual salary, including salary increases, for the executive officers. Industry, peer group and national survey results were also considered in making salary determinations to maintain parity of the company's pay practices within the electronics and wafer fabrication industries.

  Annual Incentive Compensation

     Each executive officer's performance, as well as their total cash compensation on a peer-market level was evaluated by the Committee to determine the appropriate cash bonus award. Additionally, industry standards regarding cash bonus as a percentage of total base pay were reviewed to ensure alignment within the industry.

  Executive Incentive Bonus Plan

     An executive incentive plan was established by the Compensation Committee in 1999. This Executive Incentive Bonus Plan (the "EIBP"), is a cash based incentive bonus program. The purpose of this plan is to align Executive Officer's as well as key employees' performance with Company objectives and operating income and revenue growth. The EIBP establishes performance targets for each of these three measures, and determines, by individual, the targeted bonus level for performance.

  Employee Profit Sharing Plan

     Most employees of the Company are eligible to participate in a cash bonus program which is proportional to corporate profitability. Annually, a percentage of Amkor Technology, Inc.'s profit before taxes is allocated to the profit sharing pool. This allocation is distributed as a percentage of employees' base pay, to eligible participants within the company.

  Long-Term Incentive Compensation

     Long-term incentive compensation currently consists solely of stock options. The Committee is responsible for the administration of the Company's stock option program. Option grants are made under the Stock

Option Plan, as amended, at the fair market price on the date of grant and expire up to ten years after the date of the grant. The Committee believes that stock options are a competitive necessity in the electronics industry.

     As a general rule, the Committee believes that a certain portion of the compensation package for all Executive Officers should be based on long term incentives.

                         REPORT OF THE AUDIT COMMITTEE

     The role of the Audit Committee is to assist the Board of Directors on overseeing the integrity of the financial statements of the company, the company's internal accounting and financial controls, the compliance by the company with legal and regulatory requirements and the company's Code of Business Conduct and Ethical Guidelines and the independence and performance of the company's internal and independent auditors.

     The Audit Committee operates pursuant to a charter that was last amended and restated by the Committee on May 14, 2001, a copy of which is attached to this proxy statement as Appendix A. As set out in the charter, the Audit Committee's overall responsibility is one of oversight. Management is responsible for preparing the company's financial statements in accordance with generally accepted accounting principles and the independent auditors are responsible for auditing those financial statements and to express an opinion in accordance with generally accepted auditing standards.

     In performing its oversight function, the committee has considered and discussed the audited financial statements with management and the independent auditors. The committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. The committee has also received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, has considered whether the provision of other non-audit services by the independent auditors to the company is compatible with maintaining the auditor's independence and has discussed with the auditors' their independence.

     The committee met contemporaneous with the regular meetings of the Board during 2000. In connection with the execution of the responsibilities of the committee including the review of the company's quarterly earnings prior to the public release of the information, the committee members communicated throughout 2000 with the company's management and independent auditors.

     Based on all of the foregoing, the committee recommended that the audited financial statements be included in the company's Annual Report on Form 10-K filed on April 2, 2001 for the year ended December 31, 2000.

Gregory K. Hinckley, Chairman

John B. Neff

                       COMPENSATION COMMITTEE INTERLOCKS

     The Compensation Committee currently consists of Messrs. Churchill and George. No member of the Compensation Committee was an officer or employee of ours or any of our subsidiaries during fiscal 2000. None of our executive officers has served on the board of directors or on the compensation committee on any other entity, any of whose officers served either on our Board of Directors or on our Compensation Committee.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     We have a long-standing relationship with Anam Semiconductor, Inc. ("ASI"). ASI was founded in 1956 by Mr. H. S. Kim, the father of Mr. James Kim, our Chairman and Chief Executive Officer. Through our supply agreements with ASI, we historically have had a first right to substantially all of the packaging and test services capacity of ASI and the exclusive right to all of the wafer output of ASI's wafer fabrication facility. Beginning in May 2000 with our acquisition of K1, K2 and K3, we no longer receive packaging and test services from ASI. Under the wafer fabrication services supply agreement, we continue to have the exclusive right to all of the wafer output of ASI's wafer fabrication facility, and we expect to continue to purchase all of ASI's wafer fabrication services. Historically, we have had other relationships with ASI affiliated companies for financial services, construction services, materials and equipment. Total purchases from ASI and its affiliates for the year ended December 31, 2000 were $499.8 million. Additionally, other services performed by ASI and its affiliates included in interest expense for the year ended December 31, 2000 were $1.6. Construction services and equipment purchases received from ASI and its affiliates capitalized during the year ended December 31, 2000 were $38.8 million.

     On May 1, 2000 we completed our purchase of ASI's three remaining packaging and test factories, known as K1, K2 and K3, for a purchase price of $950.0 million. In addition we made a commitment to make a $459.0 million equity investment in ASI. Pursuant to the commitment we made an equity investment in ASI of $309.0 million on May 1, 2000. We fulfilled the remaining equity investment commitment of $150.0 million in three installments of which $30.0 million was invested on June 30, 2000, $60.0 million was invested on August 30, 2000 and October 27, 2000. We financed the acquisition and investment with the proceeds of a $258.8 million convertible subordinated notes offering, a $410.0 million private equity financing, $750.0 million of new secured bank debt and approximately $103 million from cash on hand. As of December 31, 2000, we had invested a total of $500.6 million in ASI including an equity investment of $41.6 million made on October 1999. We owned as of December 31, 2000 42% of the outstanding voting stock of ASI. We will continue to report ASI's results in our financial statements through the equity method of accounting.

     The amount by which the cost of our investment exceeds our share of the underlying assets of ASI as of the date of our investment is being amortized on a straight-line basis over a five-year period. The amortization is included in our consolidated statement of income within equity in loss of investees. As of December 31, 2000, the unamortized excess of the cost of our equity investment in ASI above our share of the underlying net assets was $154.1 million.

     The acquisition of K1, K2 and K3 was accounted for as a purchase. Accordingly, the results of K1, K2 and K3 have been included in the accompanying consolidated financial statements since the date of acquisition. Goodwill and acquired intangibles as of the acquisition date were $555.8 million and are being amortized on a straight-line basis over a 10 year period. Acquired intangibles include the value of acquired patent rights and of a workforce-in-place. The fair value of the assets acquired and liabilities assumed was approximately $394 million for fixed assets, $9 million for inventory and other assets, and $9 million for assumed liabilities.

     We entered into indemnification agreements with our officers and directors. These agreements contain provisions which may require us, among other things, to indemnify the officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature). We also agreed to advance them any expenses for proceedings against them that we agreed to indemnify them from.

     As of December 31, 2000, Mr. James Kim and members of his immediate family and H. S. Kim beneficially owned approximately 51% of our outstanding common stock.

     Amkor Electronics, Inc. (AEI), which was merged into our company just prior to the initial public offering of our company in May 1998, elected to be taxed as an S Corporation under the provisions of the Internal Revenue Code of 1986 and comparable state tax provisions. As a result, AEI did not recognize U.S. federal corporate income taxes. Instead, the stockholders of AEI were taxed on their proportionate share of AEI's taxable income. Accordingly, no provision for U.S. federal income taxes was recorded for AEI. Our consolidated statements of income include an unaudited pro forma adjustment to reflect income taxes which would have been recorded if AEI had not been an S Corporation, based on the tax laws in effect during the respective periods. Just prior to the initial public offering, AEI terminated its S Corporation status at which point the profits of AEI became subject to federal and state income taxes at the corporate level. As of

December 31, 2000, we had a receivable of $3.3 million from Mr. & Mrs. Kim and the Kim Family Trusts related to the finalization of AEI's tax returns.

     We lease office space in West Chester, Pennsylvania from certain of our stockholders. The lease expires in 2006. We have the option to extend the lease for an additional 10 years through 2016. Amounts paid for this lease in 2000 were $1.2 million.

     We maintain split-value life insurance policies on the joint lives of James
J. Kim and Agnes C. Kim for the benefit of the Trust of James J. Kim dated September 30, 1992 (the "1992 Trust"). We pay approximately $700,000 in annual premiums for these policies. We will receive in death benefits an amount equal to the lesser of the total net premiums paid in cash by us or the net cash surrender value of the policy as of the date of death of James J. Kim and Agnes
C. Kim.

     In January 1998, we loaned $120,000 to Mr. Boruch. This loan bears interest at 7% per year and is repayable in five equal annual installments.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers, Inc. Such officers, directors and ten-percent stockholders are also required by SEC rules to furnish Amkor with copies of all forms that they file pursuant to Section 16(a). Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no other reports were required for such persons, Amkor believes that all Section 16(a) filing requirements applicable to our officers, directors and ten-percent stockholders were complied with in a timely fashion.

                             DIRECTORS AND OFFICERS

     JAMES J. KIM. For a brief biography on Mr. Kim, please see "Proposal One -- Election of Directors -- Nominees for the Board of Directors."

     JOHN N. BORUCH. For a brief biography on Mr. Boruch, please see "Proposal One -- Election of Directors -- Nominees for the Board of Directors."

     KENNETH T. JOYCE. Kenneth T. Joyce, 54, has served as our Chief Financial Officer since July 1999. Prior to his election as our Chief Financial Officer, Mr. Joyce served as our Vice President and Operations Controller since 1997. Prior to joining our company, he was Chief Financial Officer of Selas Fluid Processing Corporation, a subsidiary of Linde AG. Mr. Joyce is also former Vice President, Finance and Chief Financial Officer of Selas Corporation of America (Amex: SLS) and was responsible for the sale of Selas' Fluid Processing business to Linde AG. Mr. Joyce began his accounting career in 1971 at KPMG Peat Marwick. Mr. Joyce is a certified public accountant. Mr. Joyce earned a B.S. in Accounting from Saint Joseph's University and an M.B.A. in Finance from Drexel University.

     ERIC R. LARSON. Eric Larson, 45, has served as our Executive Vice President, Corporate Development since December 2000. Mr. Larson served as Vice President of our wafer fabrication business from September 1997 to February 1998 and served as Executive Vice President, Wafer Fab from February 1999 to December 2000. Mr. Larson served as President of the wafer fabrication division of our predecessor from December 1996 to April 1998. From 1979 to 1996, he worked for Hewlett-Packard Company in various management capacities, most recently as Worldwide Marketing Manager for disk products. In addition, Mr. Larson was the worldwide Manager for Sales and Marketing of the IC (integrated circuit) Business Division of Hewlett-Packard Company from July 1985 to May 1993. Mr. Larson earned a B.A. in Political Science from Colorado State University and an M.B.A. from the University of Denver.

     MICHAEL D. O'BRIEN. Michael O'Brien, 68, served as our Vice President of Packaging and Testing Operations from September 1997 to February 1999 and has served as Executive Vice President, Operations since February 1999. Mr. O'Brien served as Corporate Vice President of our predecessor from 1990 through April 1998. Mr. O'Brien joined our predecessor in 1988. Mr. O'Brien earned a B.S. in Engineering from Texas A&M University.

     WINSTON J. CHURCHILL. For a brief biography on Mr. Churchill, please see "Proposal One -- Election of Directors -- Nominees for the Board of Directors."

     THOMAS D. GEORGE. For a brief biography on Mr. George, please see "Proposal One -- Election of Directors -- Nominees for the Board of Directors."

     GREGORY K. HINCKLEY. For a brief biography on Mr. Hinckley, please see "Proposal One -- Election of Directors -- Nominees for the Board of Directors."

     JUERGEN KNORR. For a brief biography on Dr. Knorr, please see "Proposal One -- Election of Directors -- Nominees for the Board of Director."

     JOHN B. NEFF. For a brief biography on Mr. Neff, please see "Proposal One -- Election of Directors -- Nominees for the Board of Directors."

                             EXECUTIVE COMPENSATION

     Summary Compensation. The following table sets forth compensation earned during each of the three years in the period ending 2000 by our Chief Executive Officer, the four other most highly-compensated executive officers (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                         LONG-TERM
                                                                        COMPENSATION
                                                       ANNUAL           ------------
                                                    COMPENSATION         SECURITIES
                                                ---------------------    UNDERLYING       ALL OTHER
NAME                                     YEAR    SALARY     BONUS(1)     OPTIONS(2)    COMPENSATION(3)
----                                     ----   --------   ----------   ------------   ---------------
James J. Kim(4)........................  2000   $783,800   $1,740,000     250,000         $  8,200
  Chief Executive Officer and Chairman   1999   $750,000   $1,500,000          --         $ 14,600
                                         1998   $779,000   $  500,000          --         $ 12,000
John N. Boruch(5)......................  2000   $575,400   $  633,625     150,000         $  9,400
  Chief Operating Officer and            1999   $540,400   $  546,200     100,000         $ 10,200
  President                              1998   $500,000   $  446,200     447,735         $170,000
Kenneth T. Joyce.......................  2000   $263,500   $  218,500      40,000         $  6,000
  Executive Vice President and Chief     1999   $174,700   $  212,900       8,000         $  6,000
  Financial Officer                      1998   $144,400   $   21,500      15,000         $  1,500
Eric R. Larson.........................  2000   $273,100   $  219,600      40,000         $  6,000
  Executive Vice President, Corporate    1999   $260,100   $  223,100      30,000         $  6,000
  Development                            1998   $250,300   $  148,000      90,000         $  6,000
Michael D. O'Brien.....................  2000   $286,200   $  189,800      40,000         $  6,000
  Executive Vice President, Operations   1999   $262,600   $  223,300      30,000         $  6,000
                                         1998   $259,400   $  173,285     119,028         $  6,000

---------------
(1) Bonus amounts include amounts earned in the year indicated but that were approved by our Board of Directors and paid in the following year.

(2) Long-term compensation represents stock options issued under the 1998 Stock Plan.

(3) All other compensation for all of the named executives includes amounts paid to each executive's 401(k) plan.

(4) Mr. Kim's bonus compensation in 1999 was restated to reflect an additional $1,000,000 bonus earned in 1999 that was approved by our Board of Directors and paid in 2000. All other compensation for Mr. Kim includes a $6,000 premium paid by us for a term life insurance policy, of which Mr. Kim's children are the beneficiaries. In 1999, all other compensation for Mr. Kim includes imputed loan interest.

(5) All other compensation for Mr. Boruch in 1998 includes an aggregate of $160,000 for a life insurance premium paid by us together with a bonus paid to Mr. Boruch to cover the income taxes owned by him as a result of the payment of this insurance premium. In 1998, all other compensation for Mr. Boruch includes a $4,000 premium paid by us for a term life insurance policy, of which Mr. Boruch's daughters are the beneficiaries. In 2000 and 1999, all other compensation for Mr. Boruch includes imputed loan interest.

                          OPTION GRANTS IN FISCAL 2000

     The following table provides information concerning each grant of options to purchase our common stock made during 2000 to the Named Executive Officers.

                                               INDIVIDUAL GRANTS                    POTENTIAL REALIZABLE VALUE
                               --------------------------------------------------    MINUS EXERCISE PRICE AT
                               NUMBER OF     % OF TOTAL    EXERCISE                  ASSUMED ANNUAL RATES OF
                               SECURITIES     OPTIONS        PRICE                   STOCK PRICE APPRECIATION
                               UNDERLYING    GRANTED TO    PER SHARE                    FOR OPTION TERM(A)
                                OPTIONS     EMPLOYEES IN    ($/SH)     EXPIRATION   --------------------------
NAME                           GRANTED(#)   FISCAL YEAR       (B)         DATE          5%            10%
----                           ----------   ------------   ---------   ----------   -----------   ------------
James J. Kim.................   250,000         4.8%        $35.54      7/19/05     $2,454,762    $ 5,424,381
  Chief Executive Officer and
  Chairman
John N. Boruch...............   150,000         2.9%        $43.25       2/4/10     $4,079,954    $10,339,404
  Chief Operating Officer and
  President
Kenneth T. Joyce.............    40,000         0.8%        $43.25       2/4/10     $1,087,988    $ 2,757,174
  Executive Vice President
  and Chief Financial Officer
Eric R. Larson...............    40,000         0.8%        $43.25       2/4/10     $1,087,988    $ 2,757,174
  Executive Vice President,
  Corporate Development
Michael D. O'Brien...........    40,000         0.8%        $43.25       2/4/10     $1,087,988    $ 2,757,174
  Executive Vice President,
  Operations

---------------
(a) Potential realizable value is based on the assumption that: (1) our common stock will appreciate at the compound annual rate shown from the date of grant until the expiration of the option term and (2) that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price. We assume stock appreciation of 5% and 10% pursuant to rules promulgated by the Securities and Exchange Commission, and these percentages do not reflect our estimate of future stock price growth.

(b) All options shown granted in fiscal 2000 become exercisable as to 25% of the share subject to the option exercisable starting one year after the date of grant and an additional 1/48 of such shares subject to the option becoming exercisable each month thereafter.

                             YEAR-END OPTION VALUES

     The following table shows the number of shares covered by both exercisable and non-exercisable stock options held by the named executive officers as of December 31, 2000. Also reported are the values for "in-the-money" options which represent the positive spread between the exercise price of any such existing stock options and the year-end price of our common stock.

                                                          NUMBER OF SECURITIES             DOLLAR VALUE OF
                                                               UNDERLYING                    UNEXERCISED
                                                         UNEXERCISED OPTIONS AT        IN-THE-MONEY OPTIONS AT
                                SHARES                      DECEMBER 31, 2000           DECEMBER 31, 2000(A)
                               ACQUIRED      VALUE     ---------------------------   ---------------------------
            NAME              ON EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
            ----              -----------   --------   -----------   -------------   -----------   -------------
James J. Kim................        --            --          --        250,000      $       --     $       --
  Chief Executive Officer
  and Chairman
John N. Boruch..............        --            --     322,774        374,961      $1,667,075     $1,255,196
  Chief Operating Officer
  and President
Kenneth T. Joyce............        --            --      12,853         50,147      $   64,181     $   55,198
  Executive Vice President
  and Chief Financial
  Officer
Eric R. Larson..............        --            --      69,998         90,002      $  339,120     $  260,955
  Executive Vice President,
  Corporate Development
Michael D. O'Brien..........    48,486      $932,154      36,630        152,398      $  169,851     $  716,314
  Executive Vice President,
  Operations

---------------
(a) The value of unexercised options equals (i) $15.52, the value of our common stock as of December 31, 2000 as reported by the Nasdaq Stock Market, minus
    (ii) the exercise price of such option.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of our outstanding common stock as of March 31, 2001 by:

     - each person or entity who is known by us to beneficially own 5% or more of our outstanding common stock;

     - each of our directors; and

     - all of our executive officers.

NAME AND ADDRESS                                               BENEFICIAL     PERCENTAGE
----------------                                              OWNERSHIP(a)    OWNERSHIP
                                                                 NUMBER       ----------
                                                                   OF
                                                                 SHARES
                                                              ------------
James J. and Agnes C. Kim(b)(c).............................   29,727,093        19.5%
  1345 Enterprise Drive
  West Chester, PA 19380
David D. Kim Trust of December 31, 1987(c)(d)...............   14,457,344         9.5
  1500 E. Lancaster Avenue
  Paoli, PA 19301
John T. Kim Trust of December 31, 1987(c)(d)................   14,457,344         9.5
  1500 E. Lancaster Avenue
  Paoli, PA 19301
Susan Y. Kim Trust of December 31, 1987(c)(d)(e)............   14,457,344         9.5
  1500 E. Lancaster Avenue
  Paoli, PA 19301
J. & W. Seligman & Co. Incorporated(f)......................   12,079,630         7.9
  100 Park Avenue
  New York, New York 10017
Capital Group International, Inc.(g)........................    7,911,600         5.2
  11100 Santa Monica Blvd.
  Los Angeles, CA 90025
Winston J. Churchill(h).....................................       21,667           *
Thomas D. George(i).........................................       21,667           *
Gregory K. Hinckley(i)......................................       19,667           *
Juergen Knorr...............................................           --           *
John B. Neff(j).............................................       60,000           *
John N. Boruch(k)...........................................      441,946           *
Eric R. Larson(l)...........................................       98,856           *
Kenneth T. Joyce(m).........................................       30,405           *
Michael D. O'Brien(n).......................................       97,651           *
All directors and executive officers as a group (10
  persons)(o)...............................................   30,554,953        20.1

---------------
  * Represents less than 1%.

 (a) The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. The information is not necessarily indicative of beneficial ownership for any other purpose. Under this rule, beneficial ownership includes any share over which the individual or entity has voting power or investment power. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of our common stock subject to options held by that person that will be exercisable on or before May 31, 2001 are deemed outstanding. Unless otherwise indicated, each person or entity has sole voting and investment power with respect to shares shown as beneficially owned.

 (b) James J. and Agnes C. Kim are husband and wife. Accordingly, each beneficially owns shares of our common stock held in the name of the other.

 (c) David D. Kim, John T. Kim and Susan Y. Kim are children of James J. and Agnes C. Kim. Each of the David D. Kim Trust of December 31, 1987, John T. Kim Trust of December 31, 1987 and Susan Y. Kim Trust of December 31, 1987 has in common Susan Y. Kim and John F.A. Earley as co-trustees, in addition to a third trustee (John T. Kim in the case of the Susan Y. Kim Trust and the John T. Kim Trust, and David D. Kim in the case of the David D. Kim Trust) (the trustees of each trust may be deemed to be the beneficial owners of the shares held by such trust). In addition, the trust agreement for each of these trusts encourages the trustees of the trusts to vote the shares of common stock held by them, in their discretion, in concert with James Kim's family. Accordingly, the trusts, together with their respective trustees and James J. and Agnes C. Kim, may be considered a "group" under
     Section 13(d) of the Exchange Act. This group may be deemed to have beneficial ownership of 73,099,126 shares or 48.0% of the outstanding shares of our common stock.

 (d) These three trusts together with the trusts described in note (e) below comprise the Kim Family Trusts.

 (e) Includes 8,200,000 shares held by the Trust of Susan Y. Kim dated April 16, 1998 established for the benefit of Susan Y. Kim's two children.

 (f) J. & W. Seligman & Co. Incorporated ("JWS") reported in a Schedule 13G/A filed with the Commission on February 1, 2001 that it beneficially owned these shares as of December 31, 2000. JWS also reported that William C. Morris, as the owner of a majority of the outstanding voting securities of JWS, may be deemed to beneficially own the shares beneficially owned by JWS. JWS is the investment adviser for Seligman Communications and Information Fund, Inc. (the "Fund"). Of the 12,079,630 shares that JWS beneficially owns, the Fund beneficially owns 9,050,000 shares.

 (g) Capital Group International, Inc. reported in a Schedule 13G/A filed with the Commission on February 12, 2001 that it beneficially owned these shares as of December 31, 2000.

 (h) Includes 11,667 shares issuable upon the exercise of stock options that are exercisable on or before May 31, 2001.

 (i) Includes 16,667 shares issuable upon the exercise of stock options that are exercisable on or before May 31, 2001.

 (j) Includes 10,000 shares issuable upon the exercise of stock options that are exercisable on or before May 31, 2001.

 (k) Includes 426,702 shares issuable upon the exercise of stock options that are exercisable on or before May 31, 2001.

 (l) Includes 94,996 shares issuable upon the exercise of stock options that are exercisable on or before May 31, 2001.

(m) Includes 27,747 shares issuable upon the exercise of stock options that are exercisable on or before May 31, 2001.

 (n) Includes 64,651 shares issuable upon the exercise of stock options that are exercisable on or before May 31, 2001 and 33,000 shares held jointly with Mr. O'Brien's wife.

 (o) Includes 614,096 shares issuable upon the exercise of stock options that are exercisable on or before May 31, 2001.

                                  PROPOSAL TWO

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Audit Committee has recommended, and the Board has approved, the appointment of PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") as our independent auditors for fiscal 2001 subject to your approval. PricewaterhouseCoopers served as our independent auditors for fiscal 2000. The Board of Directors expects that representatives of PricewaterhouseCoopers will attend the Annual Meeting to answer appropriate questions.

     The following table shows the fees paid or accrued by our company for the audit and other services provided by PricewaterhouseCoopers LLP for fiscal year 2000.

Audit Fees(1)...............................................  $  954,000
Financial Information Systems Design and Implementation
  Fees......................................................  $       --
All Other Fees(2)...........................................  $1,219,000
                                                              ----------
Total.......................................................  $2,173,000
                                                              ==========

     The Audit Committee of the Board of Directors has considered whether the provision of non-audit services, for which fees were billed as reflected in the above table, is compatible with maintaining the independence of PricewaterhouseCoopers.
---------------
(1) Audit services of PricewaterhouseCoopers LLP for 2000 consisted of the audit of our consolidated financial statements and of the consolidated financial statements of ASI, an equity investment of our company. Such audit services also included quarterly reviews of our and ASI's financial statements.

(2) "All Other Fees" includes $956,000 for audit-related services, including, among other items, services performed in connection with the carve-out financial statements for our May 2000 acquisition of three factories from ASI, debt financings, statutory reporting, and filings made with the Securities and Exchange Commission, and $263,000 for other services, including, among other items, tax consulting services and internal control reviews.

REQUIRED VOTE

     The ratification of the selection of PricewaterhouseCoopers LLP requires the affirmative vote of the holders of the majority of shares of Common Stock present or represented and entitled to vote at the Annual Meeting. Abstentions and broker non-votes will be counted as present for purposes of determining whether a quorum is present, and broker non-votes will not be treated as entitled to vote on this matter at the Annual Meeting.

  YOUR BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF APPOINTMENT OF
          PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS FOR 2001.

                            STOCK PERFORMANCE GRAPH
                 COMPARISON OF 20 MONTH CUMULATIVE TOTAL RETURN

     The following performance graph compares the monthly cumulative total stockholder return on Amkor common stock with the Standard & Poor's 500 Stock Index and the Hambrecht & Quist Semiconductors Index from (using Amkor's initial public offering price of $11.00) May 1, 1998 through market close on December 31, 2000. The graph is based on the assumption that $100 was invested on May 1, 1998 in each of Amkor common stock, the Standard & Poor's 500 Stock Index and the Hambrecht & Quist Semiconductors Index.

     The stock price performance graph depicted below shall not be deemed incorporated by reference by any general statement incorporating by reference this annual report into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934. The stock price performance on the graph is not necessarily an indicator of future price performance.

                COMPARISON OF 32 MONTH CUMULATIVE TOTAL RETURN*
               AMONG AMKOR TECHNOLOGY, INC., THE S & P 500 INDEX
                       AND THE H & Q SEMICONDUCTOR INDEX
[STOCK PERFORMANCE GRAPH]

                                                    AMKOR TECHNOLOGY,                                             H & Q
                                                          INC.                      S & P 500                 SEMICONDUCTOR
                                                    -----------------               ---------                 -------------
05/01/98                                                 100.00                      100.00                      100.00
6/98                                                      84.94                      101.26                       78.80
9/98                                                      44.32                       91.19                       68.70
12/98                                                     98.30                      110.61                      112.29
3/99                                                      71.59                      116.12                      127.37
6/99                                                      93.18                      124.30                      167.04
9/99                                                     146.59                      116.54                      187.44
12/99                                                    256.82                      133.88                      280.23
3/00                                                     482.39                      136.95                      439.33
6/00                                                     321.03                      133.31                      430.04
9/00                                                     237.50                      132.02                      348.20
12/00                                                    141.05                      121.69                      233.77

       * $100 INVESTED ON 5/1/98 IN STOCK OR INDEX --
        INCLUDING REINVESTMENT OF DIVIDENDS.
        FISCAL YEAR ENDING DECEMBER 31.

                                   APPENDIX A

 CHARTER FOR THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF AMKOR TECHNOLOGY,
                                      INC.

PURPOSE:

     The Audit Committee is appointed by the Board of Directors to assist the Board in overseeing 1) the integrity of the financial statements of the Company,
2) the Company's internal accounting and financial controls, 3) the compliance by the Company with legal and regulatory requirements and with the Company's Code of Business Conduct and Ethical Guidelines and 4) the independence and performance of the Company's internal and independent auditors. The independent auditor is ultimately accountable to the Board and the Committee.

     While the Audit Committee has the responsibilities and powers set forth in the Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete, accurate and in accordance with generally accepted accounting principles. Such duties are the responsibility of Company management and the independent auditors. Nor is it the duty of the Audit Committee to investigate or resolve disagreements, if any, between management and the independent auditors or to assure compliance with laws, regulations and the Company's Code of Business Conduct and Ethical Guidelines.

     In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors from time to time prescribe.

MEMBERSHIP:

     The Audit Committee members will be appointed by, and will serve at the discretion of, the Board of Directors and will consist of at least three members of the Board of Directors, each of whom:

     1. Will be able to read and understand fundamental financial statements, in accordance with the NASDAQ National Market Audit Committee requirements; and

     2. At least one of whom will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a chief executive or financial officer with financial oversight responsibilities; and

     3. Will (i) be an independent director; or (ii) if the Board of Directors determines it to be in the best interests of the Company and its shareholders to have one (1) non-independent director, and the Board of Directors discloses the reasons for the determination in the Company's next annual proxy statement, then the Company may appoint one (1) non-independent director to the Audit Committee if the director is not a current employee or officer, or an immediate family member of a current employee or officer.

RESPONSIBILITIES:

     The responsibilities of the Audit Committee shall include:

     1. Discussing with management, the internal auditors and the independent auditors the quality and the adequacy of the Company's system of internal controls.

     2. Reviewing the activities, organizational structure and qualifications of the Company's internal audit function.

     3. Reviewing the independent auditors' proposed audit scope and approach.

     4. Conducting a post-audit review of the financial statements and audit findings, including any significant suggestions for improvements provided to management by the independent auditors.

     5. Reviewing the performance of the independent auditors, who shall be accountable to the Board and the Audit Committee.

     6. Recommending the appointment of independent auditors to the Board of Directors.

     7. Reviewing fee arrangements with the independent auditors.

      8. Reviewing before release the audited financial statements and Management's Discussion and Analysis in the Company's annual report on Form 10-K.

      9. Reviewing with management and the independent auditors the Company's financial information to be included in its quarterly reports on Form 10-Q prior to filing such reports with the Securities and Exchange Commission. Such review shall include discussing with the independent auditors those matters to be discussed under generally accepted auditing standards. The Chair of the Audit Committee, or the Chair's designee, may represent it for the purposes of the review with management and the independent auditors.

     10. Discussing with counsel compliance with SEC requirements for disclosure of independent auditor's services and audit committee members and activities.

     11. Discussing with management their process of monitoring compliance with the Company's Standards of Business Conduct and with the Foreign Corrupt Practices Act.

     12. Discussing with management any legal matters identified by counsel that could have a significant impact on the Company's financial statements.

     13. If necessary, instituting special investigations and, if appropriate, hiring special counsel or experts to assist.

     14. Providing a report in the Company's proxy statement in accordance with the requirements of Item 306 of Regulations S-K and S-B and Item 7(e)(3) of Schedule 14A, such report shall disclose:

        (a) whether the audit committee has reviewed and discussed the audited financial statements with management,

        (b) whether the audit committee has discussed with the independent auditors the matters required to be discussed by SAS 61, as may be modified or supplemented,

        (c) whether the audit committee has received the written disclosures and the letter from the independent auditors required by ISB Standard No. 1, as may be modified or supplemented, and has discussed with the auditors the auditors' independence, and

        (d) that the audit committee is governed by a charter and include of a copy of the charter of the audit committee as an appendix to the Company's proxy statement at least once every three years.

     15. Performing other oversight functions as requested by the full Board of Directors.

     In addition to the above responsibilities, the Audit Committee will undertake such other duties as the Board of Directors delegates to it, and will report, at least annually, to the Board regarding the Committee's examinations and recommendations.

MEETINGS:

     The Audit Committee will meet at least four (4) times each year. The Audit Committee may establish its own schedule which it will provide to the Board of Directors in advance.

     The Audit Committee will meet as appropriate with the Chief Executive Officer and separately with the Chief Financial Officer of the Company at least annually to review the financial affairs of the Company. The Audit Committee will meet with the independent auditors of the Company, at such times as it deems appropriate, to review the independent auditor's examination and management report.

REPORTS:

     The Audit Committee will record its summaries of recommendations to the Board in written form which will be incorporated as a part of the minutes of the Board of Directors meeting at which those recommendations are presented.

MINUTES:

     The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

/X/   PLEASE MARK YOUR
      VOTES AS IN THIS
      EXAMPLE.

           IF THIS CARD IS PROPERLY EXECUTED, SHARES WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

                  Amkor's Board of Directors recommends a vote
                    FOR election of directors and Proposal 2.

                     FOR    WITHHELD
1.  Election of      / /      / /
    Directors.
    (see reverse)

For, except vote withheld from the following nominee(s):

--------------------------------------------------------------------------------
                                           FOR    AGAINST    ABSTAIN
2.  Ratification of appointment of         / /      / /        / /
    Independent Auditors.






Please sign exactly as name appears above. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


-------------------------------------------------



-------------------------------------------------
 SIGNATURE (S)                     DATE



--------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -


                                  [AMKOR LOGO]
                             1345 Enterprise Drive
                        West Chester, Pennsylvania 19380




                                                                  May 18th, 2001

To our Stockholders:

     You are cordially invited to attend the Annual Meeting of Stockholders of Amkor Technology, Inc. The Annual Meeting will be held on Monday, June 25, 2001 at 11:00 a.m., at The Desmond Hotel and Conference Center, located at One Liberty Boulevard (at the intersection of Route 202 and Route 29 North), Malvern, Pennsylvania 19355, telephone number (610) 296-9800.

     The actions expected to be taken at the Annual Meeting are described in detail in the attached Proxy Statement and Notice of Annual Meeting of Stockholders.

     We also encourage you to read the Annual Report. It includes information about our company, as well as our audited financial statements. A copy of our Annual Report was previously sent to you or is included with this Proxy Statement.

     Please use this opportunity to take part in the affairs of Amkor by voting on the business to come before this meeting. Whether or not you plan to attend the meeting, please complete, sign, date and return the accompanying proxy in the enclosed postage-paid envelope. Returning the proxy does NOT deprive you of your right to attend the meeting and to vote your shares in person for the matters acted upon at the meeting.

     We look forward to seeing you at the Annual Meeting.

                                                 Sincerely,

                                                 /S/ James J. Kim
                                                 ----------------

                                                 James J. Kim
                                                 Chairman of the Board and
                                                 Chief Executive Officer

PROXY


                             AMKOR TECHNOLOGY, INC.
                              1345 ENTERPRISE DRIVE
                        WEST CHESTER, PENNSYLVANIA 19380


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
              FOR THE ANNUAL MEETING OF STOCKHOLDERS, JUNE 25, 2001


The undersigned hereby appoints James J. Kim and Kenneth T. Joyce the proxies (each with power to act alone and with power of substitution) of the undersigned to represent and vote the shares of stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Amkor Technology, Inc. to be held on June 25, 2001, and at any adjournment or postponement thereof, as hereinafter specified and, in their discretion, upon such other matters as may properly come before the Meeting.

     1.  Election of Directors. Nominees:
             James J. Kim, John N. Boruch, Winston J. Churchill,
             Thomas D. George, Gregory K. Hinckley,  John B. Neff, Juergen Knorr

     2.  Ratification of appointment of independent auditors.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE BY MARKING THE APPROPRIATE BOXES ON THE REVERSE SIDE. ON MATTERS ON WHICH YOU DO NOT SPECIFY A CHOICE, YOUR SHARES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF AMKOR'S BOARD OF DIRECTORS. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.




                                                                 -----------
                                                                 SEE REVERSE
                                                                     SIDE
                                                                 -----------


--------------------------------------------------------------------------------
                           - FOLD AND DETACH HERE -


                                  [AMKOR LOGO]